Exhibit 99.1

FOSTER WHEELER REPORTS VERY SOLID RESULTS FOR THIRD QUARTER OF 2009

•                  $0.71 fully diluted earnings per share

•                  $90.0 million net income

•                  $128.2  million consolidated EBITDA

•                  Nearly $1 billion total cash and cash equivalents

ZUG, SWITZERLAND, November 4, 2009 — Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the third quarter of 2009 of $90.0 million, or $0.71 per diluted share, compared with $127.9 million, or $0.88 per diluted share, in the third quarter of 2008.  Net income in both quarterly periods was impacted by items as detailed in the attached table.  Excluding such items from both quarterly periods, net income in the third quarter of 2009 was $91.7 million, or $0.72 per diluted share, compared with $129.6 million, or $0.89 per diluted share, in the third quarter of 2008.

Third-quarter 2009 consolidated EBITDA (earnings before interest expense, income taxes, depreciation and amortization) was $128.2 million, compared with $165.2 million in the third quarter of 2008. Consolidated EBITDA in both quarterly periods was also impacted by items as detailed in the attached table.  Excluding such items from both quarterly periods, consolidated EBITDA in the third quarter of 2009 was $129.9 million, compared with $167.0 million in the third quarter of 2008.

For the first nine months of 2009, net income was $285.1 million, or $2.24 per diluted share, compared with $426.7 million, or $2.94 per diluted share, for the first nine months of 2008.  Consolidated EBITDA for the first nine months of 2009 was $395.7 million, compared with $581.0 million for the first nine months of 2008.  The nine-month periods of 2009 and 2008 included items as outlined in the table accompanying this press release.

The following tables present quarterly and average quarterly data, both as reported and as adjusted.  The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Q3 2009	Qtrly Avg. 2009	Q3 2008	Qtrly Avg. 2008
Net income	$90	$95	$128	$132
Net income, as adjusted	$92	$97	$130	$133
Consolidated EBITDA	$128	$132	$165	$172
Consolidated EBITDA, as adjusted	$130	$134	$167	$173

Several items in the third quarter of 2009 unfavorably impacted pre-tax income by approximately $25 million relative to the average quarter of 2008.  In particular, compared to the average quarter of 2008:  the impact of unfavorable currency translation in the third quarter of 2009 — mainly in the Global Engineering and Construction (E&C) Group — was approximately $11 million; interest income in the third quarter of 2009 was $8.5 million lower; pension expense in the third quarter of 2009 was $5.0 million higher.  In addition, a higher effective tax rate in the third quarter of 2009 versus the effective rate for the average quarter of 2008 reduced net income by approximately $4 million.

Foster Wheeler’s Chairman and Chief Executive Officer, Raymond J. Milchovich, said, “The company reported very solid performance for the third quarter of 2009.  Major positives in the quarter included a large booking in our Global E&C Group for the remaining front-end engineering work on a petrochemical project in the Middle East.  In addition, in a very challenging power market, our Global Power Group booked a new boiler order during the quarter, and the Group’s commercial and operating performance continued to be excellent despite the market-related decline in revenue.  The company’s cash position continued its sequential-quarter build, and reached nearly $1 billion at the end of the third quarter of 2009.”

Global Engineering and Construction (E&C) Group

(in millions)	Q3 2009	Qtrly Avg. 2009	Q3 2008	Qtrly Avg. 2008
New orders booked (FW Scope)	$355	$527	$664	$526
Operating revenues (FW Scope)	$499	$474	$637	$558
Segment EBITDA	$114	$109	$123	$134
EBITDA Margin (FW Scope)	22.9%	22.9%	19.3%	24.0%

•                  EBITDA in the third quarter of 2009 was unfavorably impacted by approximately $10 million of currency translation, relative to the average quarter of 2008, mainly related to the value of the British pound versus the U.S. dollar.  Nonetheless, operating results were solid, and EBITDA margin on scope revenue remained strong.

•                  New orders booked in Foster Wheeler scope included the full release of remaining front-end engineering work on a petrochemical project in the Middle East.  Quarterly variability in new orders reflects timing of client decisions.

•                  Scope operating revenues were below the average quarter of 2008 due to currency translation impact of approximately $34 million and a slightly lower volume of work executed.

Global Power Group (GPG)

(in millions)	Q3 2009	Qtrly Avg. 2009	Q3 2008	Qtrly Avg. 2008
New orders booked (FW Scope)	$209	$129	$432	$334
Operating revenues (FW Scope)	$204	$263	$428	$424
Segment EBITDA	$40	$47	$65	$60
EBITDA Margin (FW Scope)	19.4%	18.0%	15.1%	14.1%

•                  EBITDA in the third quarter of 2009 was below the average quarter of 2008 due primarily to lower volumes of work. EBITDA margin on scope revenue was above the average quarter of 2008, aided by the capture of profit enhancement opportunities.

•                  New orders in Foster Wheeler scope increased to the highest level since the third quarter of 2008 due in part to the value of a boiler order in Poland.  Nonetheless, new orders were below the average quarter of 2008 due to continued weakness in global demand for solid-fuel boilers.

•                  Scope operating revenues were below the average quarter of 2008 due primarily to lower volumes of work executed.

In commenting on the market outlook for the company’s two business units, Milchovich said, “Regarding our E&C business, while the overall market is not as robust as it was in 2007 and early 2008, Foster Wheeler has a very robust list of prospects, and we have been very pleased with our booking success so far in 2009.  In GPG, global demand for solid fuel boilers remains weak.  However, we continue to enjoy a very high capture rate when CFB boiler projects proceed.”

Share Repurchase Program

On September 12, 2008, the company announced that its board of directors had authorized a $750 million share repurchase program.  The company purchased no shares under the program during the third quarter of 2009.   To date, the company has purchased 18.1 million common shares and has approximately $265 million remaining under the existing authorization.

Net Income Attributable to Foster Wheeler AG

All references to net income in this news release indicate net income attributable to Foster Wheeler AG.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles (GAAP).  The Company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization.  The Company has presented EBITDA because it believes it is an important supplemental measure of operating performance.  Certain covenants under our current and prior senior credit agreements use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our current and prior senior credit agreements.  The Company believes that the line item on its consolidated statement of operations entitled “net income attributable to Foster Wheeler AG” is the most directly comparable GAAP financial measure to EBITDA.  Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The Company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•                  It does not include interest expense.  Because the Company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the Company in generating revenue.  Therefore, any measure that excludes interest expense has material limitations;

•                  It does not include taxes.  Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations; and

•                  It does not include depreciation and amortization.  Because the Company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations.  Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned.  Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the Company as agent or principal on a reimbursable basis.  The Company began comprehensively reporting Foster Wheeler Scope as of 2005.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Wednesday, November 4, at 10:00 a.m. (Eastern) to discuss its financial results for the quarter ended September 30, 2009.

The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its web site (www.fwc.com).   To listen to the call by telephone, dial 719-457-2633 (conference I.D. No. 4957768) approximately ten minutes before the call.  The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.

A replay of the call will be available on the company’s web site as well as by telephone.  The replay can be accessed on the company’s web site for four weeks following the call.  The replay will be available by telephone for two weeks following the call and can be accessed by dialing 719-457-0820 (replay passcode 4957768 required).

Foster Wheeler AG is a global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs over 14,000 talented professionals with specialized expertise dedicated to serving clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The Company is based in Zug, Switzerland, and its operational headquarters are in Clinton, New Jersey, USA.   For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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09-386

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates.  These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication, further deterioration in the economic conditions in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by non-U.S. and U.S. companies, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies.  Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected.  Most of these factors are difficult to predict accurately and are generally beyond the Company’s control.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

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Contacts:
Media	Maureen Bingert	908 730 4444	E-mail: maureen_bingert@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908 730 4000	fw@fwc.com

Foster Wheeler AG  and  Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Fiscal Quarters Ended		Fiscal Nine Months Ended
	September 30, 2009	September 26, 2008	September 30, 2009	September 26, 2008

Operating revenues	$1,216,379	$1,718,355	$3,789,703	$5,215,101
Cost of operating revenues	1,022,542	1,489,095	3,213,155	4,522,654
Contract profit	193,837	229,260	576,548	692,447

Selling, general and administrative expenses	75,881	74,831	214,153	218,771
Other income, net	(10,508)	(3,364)	(30,201)	(35,035)
Other deductions, net	6,722	13,528	19,707	25,120
Interest income	(2,701)	(12,457)	(7,799)	(35,155)
Interest expense	4,648	5,193	10,117	16,204
Net asbestos-related provision/(gain)	1,745	1,725	5,251	(30,738)
Income before income taxes	118,050	149,804	365,320	533,280
Provision for income taxes	22,061	21,050	67,625	104,683
Net income	95,989	128,754	297,695	428,597
Less: Net income attributable to noncontrolling interests	5,991	834	12,630	1,859
Net income attributable to Foster Wheeler AG	$89,998	$127,920	$285,065	$426,738

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	126,459,865	144,030,570	126,355,686	143,980,815

Weighted-average number of shares outstanding for diluted earnings per share	127,399,854	145,199,596	127,069,653	145,349,931

Earnings per share:
Basic	$0.71	$0.89	$2.26	$2.96
Diluted	$0.71	$0.88	$2.24	$2.94

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	September 30,	December 26,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$962,133	$773,163
Short-term investments	3,645	2,448
Accounts and notes receivable, net:
Trade	548,879	608,994
Other	100,289	95,633
Contracts in process	276,011	241,135
Prepaid, deferred and refundable income taxes	31,514	31,667
Other current assets	34,830	37,146
Total current assets	1,957,301	1,790,186
Land, buildings and equipment, net	400,295	383,209
Restricted cash	22,427	22,737
Notes and accounts receivable – long-term	1,578	1,788
Investments in and advances to unconsolidated affiliates	219,253	210,776
Goodwill	72,310	62,165
Other intangible assets, net	59,155	59,874
Asbestos-related insurance recovery receivable	259,553	281,540
Other assets	76,046	82,223
Deferred income taxes	104,939	116,756
TOTAL ASSETS	$3,172,857	$3,011,254

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$23,226	$24,375
Accounts payable	290,553	365,347
Accrued expenses	281,483	303,813
Billings in excess of costs and estimated earnings on uncompleted contracts	680,579	750,233
Income taxes payable	58,733	44,846
Total current liabilities	1,334,574	1,488,614

Long-term debt	194,801	192,989
Deferred income taxes	61,292	66,114
Pension, postretirement and other employee benefits	308,034	320,959
Asbestos-related liability	325,401	355,779
Other long-term liabilities	162,174	157,933
Commitments and contingencies
TOTAL LIABILITIES	2,386,276	2,582,388

Temporary Equity:
Non-vested share-based compensation awards subject to redemption	9,294	7,586
TOTAL TEMPORARY EQUITY	9,294	7,586

Equity:
Preferred shares	—	—
Common shares	—	1,262
Registered shares	327,991	—
Paid-in capital	604,239	914,063
Retained earnings/(accumulated deficit)	257,090	(27,975)
Accumulated other comprehensive loss	(452,416)	(494,788)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	736,904	392,562
Noncontrolling Interests	40,383	28,718
TOTAL EQUITY	777,287	421,280
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$3,172,857	$3,011,254

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Fiscal Quarters Ended		Fiscal Nine Months Ended
	September 30, 2009	September 26, 2008	September 30, 2009	September 26, 2008
Global Engineering & Construction Group
Backlog - in future revenues	$4,008,500	$5,810,600	$4,008,500	$5,810,600
New orders booked - in future revenues	688,800	955,200	2,346,000	2,308,800
Operating revenues	1,009,352	1,287,405	2,992,235	3,928,136
EBITDA	114,134	122,828	326,044	412,976

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,583,100	1,754,700	1,583,100	1,754,700
New orders booked - in Foster Wheeler Scope	355,400	664,300	1,580,200	1,814,800
Operating revenues - in Foster Wheeler Scope	499,140	637,424	1,421,683	1,699,445

Global Power Group
Backlog - in future revenues	624,600	1,451,600	624,600	1,451,600
New orders booked - in future revenues	212,100	435,100	394,700	1,165,700
Operating revenues	207,027	430,950	797,468	1,286,965
EBITDA	39,589	64,753	142,152	197,547

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	611,900	1,438,700	611,900	1,438,700
New orders booked - in Foster Wheeler Scope	209,000	432,200	385,700	1,156,900
Operating revenues - in Foster Wheeler Scope	203,982	428,006	788,532	1,278,106

Corporate & Finance Group (2)
EBITDA	(25,553)	(22,338)	(72,480)	(29,532)

Consolidated
Backlog - in future revenues	4,633,100	7,262,200	4,633,100	7,262,200
New orders booked - in future revenues	900,900	1,390,300	2,740,700	3,474,500
Operating revenues	1,216,379	1,718,355	3,789,703	5,215,101
EBITDA	128,170	165,243	395,716	580,991

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,195,000	3,193,400	2,195,000	3,193,400
New orders booked - in Foster Wheeler Scope	564,400	1,096,500	1,965,900	2,971,700
Operating revenues - in Foster Wheeler Scope	703,122	1,065,430	2,210,215	2,977,551

(1)

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third—party costs incurred by the company as agent or principal on a reimbursable basis.

(2)	Includes intersegment eliminations.

Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Fiscal Quarters Ended		Fiscal Nine Months Ended		Fiscal Twelve Months Ended
	September 30, 2009	September 26, 2008	September 30, 2009	September 26, 2008	December 26, 2008
Reconciliation of EBITDA to Net Income* EBITDA:
Global Engineering & Construction	$114,134	$122,828	$326,044	$412,976	$535,602
Global Power Group	39,589	64,753	142,152	197,547	239,508
Corporate & Finance Group	(25,553)	(22,338)	(72,480)	(29,532)	(89,043)
Consolidated EBITDA	128,170	165,243	395,716	580,991	686,067
Less: Interest expense	4,648	5,193	10,117	16,204	17,621
Less: Depreciation/amortization (1)	11,463	11,080	32,909	33,366	44,798
Less: Provision for income taxes	22,061	21,050	67,625	104,683	97,028
Net income*	$89,998	$127,920	$285,065	$426,738	$526,620

Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$499,140	$637,424	$1,421,683	$1,699,445	$2,233,125
Flow-through revenues	510,212	649,981	1,570,552	2,228,691	2,914,102
Operating revenues	1,009,352	1,287,405	2,992,235	3,928,136	5,147,227

Global Power Group
Foster Wheeler Scope operating revenues	203,982	428,006	788,532	1,278,106	1,695,209
Flow-through revenues	3,045	2,944	8,936	8,859	11,854
Operating revenues	207,027	430,950	797,468	1,286,965	1,707,063

Consolidated
Foster Wheeler Scope operating revenues	703,122	1,065,430	2,210,215	2,977,551	3,928,334
Flow-through revenues	513,257	652,925	1,579,488	2,237,550	2,925,956
Operating revenues	$1,216,379	$1,718,355	$3,789,703	$5,215,101	$6,854,290

(1)	The depreciation / amortization by business segment:

	Fiscal Quarters Ended		Fiscal Nine Months Ended		Fiscal Twelve Months Ended
	September 30, 2009	September 26, 2008	September 30, 2009	September 26, 2008	December 26, 2008
Global Engineering & Construction Group	$5,804	$5,523	$16,314	$16,523	$22,530
Global Power Group	5,279	5,190	15,469	15,787	20,846
Corporate & Finance Group	380	367	1,126	1,056	1,422
Total depreciation / amortization	$11,463	$11,080	$32,909	$33,366	$44,798

  * Net income attributable to Foster Wheeler AG.

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Fiscal Quarters Ended
	September 30, 2009			September 26, 2008
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$129,915	$91,743	$0.72	$166,968	$129,645	$0.89

Adjustments:
Net asbestos-related (provision)/gain	(1,745)	(1,745)	(0.01)	(1,725)	(1,725)	(0.01)

As reported	$128,170	$89,998	$0.71	$165,243	$127,920	$0.88

	Fiscal Nine Months Ended
	September 30, 2009			September 26, 2008
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$400,967	$290,316	$2.28	$550,253	$396,000	$2.73

Adjustments:
Net asbestos-related (provision)/gain	(5,251)	(5,251)	(0.04)	30,738	30,738	0.21

As reported	$395,716	$285,065	$2.24	$580,991	$426,738	$2.94

	Fiscal Twelve Months Ended
	December 26, 2008
			Diluted Earnings
	EBITDA	Net Income*	Per Share
As adjusted	$692,674	$533,227	$3.73

Adjustments:
Net asbestos-related provision	(6,607)	(6,607)	(0.05)

As reported	$686,067	$526,620	$3.68

*Net income attributable to Foster Wheeler AG.

Foster  Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars)

(unaudited)

	2008 Full Year Amount	2008 Quarterly Average Amount *	Fiscal Nine Months Ended September 30, 2009	2009 Quarterly Average Amount **

Consolidated
Net income ***	$526,620	$131,655	$285,065	$95,022
Adjusted net income ***	533,227	133,307	290,316	96,772
Consolidated EBITDA	686,067	171,517	395,716	131,905
Consolidated EBITDA, as adjusted	692,674	173,169	400,967	133,656

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$2,102,900	$525,725	$1,580,200	$526,733
Operating revenues - in Foster Wheeler Scope	2,233,125	558,281	1,421,683	473,894
Segment EBITDA	535,602	133,901	326,044	108,681
EBITDA margin	24.0%	24.0%	22.9%	22.9%

Global Power Group
New orders booked - in Foster Wheeler Scope	$1,336,800	$334,200	$385,700	$128,567
Operating revenues - in Foster Wheeler Scope	1,695,209	423,802	788,532	262,844
Segment EBITDA	239,508	59,877	142,152	47,384
EBITDA margin	14.1%	14.1%	18.0%	18.0%

* To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.

** To calculate the quarterly average dollar amounts, the company divided reported nine-month figures by three.

*** Net income attributable to Foster Wheeler AG.